                                 Exhibit 10(a)


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                                CREDIT AGREEMENT


                                    BETWEEN


                               METROMEDIA COMPANY


                                      AND


                             THE ACTAVA GROUP INC.,
                                   AS LENDER





                          DATED AS OF OCTOBER 11, 1994




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




                               TABLE OF CONTENTS


                                                                                              Page
SECTION 1.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
   1.1  Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
   1.2  Other Definitional Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

SECTION 2.  AMOUNT AND TERMS OF COMMITMENT  . . . . . . . . . . . . . . . . . . . . . . . . .    7
   2.1  Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
   2.2  Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
   2.3  Procedure for Borrowing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
   2.4  Optional Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
   2.5  Interest Rates and Payment Dates  . . . . . . . . . . . . . . . . . . . . . . . . . .    9
   2.6  Computation of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
   2.7  Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
   2.8  Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

SECTION 3.  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . .   10
   3.1  Existence; Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
   3.2  Power; Authorization; Enforceable Obligations . . . . . . . . . . . . . . . . . . . .   11
   3.3  No Legal Bar  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
   3.4  No Material Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
   3.5  No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
   3.6  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
   3.7  No Untrue Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
   3.9  Federal Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
   3.10 Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

SECTION 4.  CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
   4.1  Conditions to Initial Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
   4.2  Conditions to Each Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

SECTION 5.  COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
   5.1  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
   5.2  Payment of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
   5.3  Compliance of Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
   5.4  Maintenance of Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
   5.5  Maintenance of Property; Insurance  . . . . . . . . . . . . . . . . . . . . . . . . .   17
   5.6  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

SECTION 6.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

SECTION 7.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
   7.1  Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
   7.2  Costs and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
   7.3  WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
   7.4  Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
   7.5  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
   7.6  No Waiver; Cumulative Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
   7.7  Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . .   25
   7.8  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

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
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
         7.9   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         7.10  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         7.11  Integration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         7.12  GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         7.13  Interest Rate Limitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

                 CREDIT AGREEMENT, dated as of October 11, 1994, between METROMEDIA COMPANY, a Delaware general partnership (the "Borrower"), and THE ACTAVA GROUP INC., a Delaware corporation (the "Lender").

                 The parties hereto hereby agree as follows:

                            SECTION 1.  DEFINITIONS

                 1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                 "Actava Termination Event": the abandonment or termination of the Business Combination as a result of (i) the failure (or the withdrawal of approval) by Lender's Board of Directors or stockholders to approve the Business Combination or (ii) a determination by the Lender not to proceed with the Business Combination.

                 "Affiliate":  as defined in the Pledge Agreement.

                 "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                 "Available Commitment": at any time, an amount equal to the excess, if any, of (a) the amount of the Lender's Commitment over (b) the aggregate principal amount of all Loans made by the Lender during the Commitment Period.

                 "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.3 as a date on which the Borrower requests the Lender to make Loans hereunder.

                 "Business Combination": the proposed business combination among the Lender, MITI, Orion and Sterling as set forth in those certain Letters of Intent among the Lender, MITI, Orion and Sterling, each dated as of August 31, 1994.

                 "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                 "Closing Date": the date on which the conditions precedent set forth in subsection 4.1 shall be satisfied.

                 "Code": the Internal Revenue Code of 1986, as amended from time to time.

                 "Collateral":  as defined in the Pledge Agreement.

                 "Commitment": the obligation of the Lender to make Loans to the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed $55,000,000, as such amount is reduced by the amount of any Loans made hereunder.

                 "Commitment Period": the period from and including the Closing Date to but not including the Termination Date or such earlier date on which the Commitment shall terminate as provided herein.

                 "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                 "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                 "Dollars" and "$": dollars in lawful currency of the United States of America.

                 "Equity Interest": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, all partnership interests in any Person, and any and all warrants or options to purchase any of the foregoing.

                 "Event of Default": any of the events specified in Section 6, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                 "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

                 "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "Guaranty":  the Guaranty to be executed and delivered by John
W. Kluge, substantially in the form of

Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Interest Payment Date": (i) the date which is three months from the date of the first borrowing hereunder and (ii) the Termination Date.

                 "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement of any kind or nature whatsoever.

                 "Loan":  as defined in subsection 2.1.

                 "Loan Documents": this Agreement, the Note, the Pledge Agreement and the Guarantee.

                 "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement, the Note or any of the other Loan Documents or the rights or remedies of the Lender hereunder or thereunder.

                 "MITI": Metromedia International Telecommunications, Inc., a Delaware corporation.

                 "Note":  as defined in subsection 2.2.

                 "Orion": Orion Pictures Corporation, a Delaware corporation.

                 "Orion/MITI Termination Event": the abandonment or termination of the Business Combination as a result of

(i) the failure (or the withdrawal of approval) by the Board or Directors or stockholders of either of Orion or MITI to approve the Business Combination or
(ii) a determination by either Orion or MITI not to proceed with the Business Combination.

                 "Partners' Capital":  as determined in accordance with GAAP.

                 "Pledge Agreement": the Pledge Agreement to be executed and delivered by the Borrower, John W. Kluge, Stuart Subotnick and Anita Subotnick, as joint tenants, Met Tellcell, Inc. and Met International, Inc., substantially in the form of Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                 "Prime Rate": shall mean the rate of interest per annum publicly announced from time to time by Chemical Bank as its prime rate in effect at its principal office in New York City.

                 "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                 "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                 "Responsible Officer": the chief executive officer and the president or executive vice president of the Borrower or, with respect to financial matters, the chief financial officer or senior vice president-finance of the Borrower.

                 "Sterling": MCEG Sterling Incorporated, a Delaware corporation.

                 "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                 "Termination Date": the date of which is six months following the Closing Date; provided, that, upon the occurrence of an Actava Termination Event, the Termination Date shall be the date which is three months following the date of such Actava Termination Event; provided, further, that in no event shall the Termination Date be later than April 30, 1995.

                 1.2 Other Definitional Provisions. (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Exhibit references are to this Agreement unless otherwise specified.

                          (b)     The meanings given to terms defined herein
shall be equally applicable to both the singular and plural forms of such terms.

             SECTION 2.  AMOUNT AND TERMS OF COMMITMENT

                 2.1 Commitment. Subject to the terms and conditions hereof, the Lender agrees to make loans ("Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of the Lender's Commitment. The Lender's Commitment shall be reduced permanently by the amount of any Loans advanced by the Lender pursuant to this Section 2 regardless of whether such Loans are prepaid prior to the Termination Date.

                 2.2 Note. The Loans made by the Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A (the "Note"), payable to the order of the Lender and in a principal amount equal to the lesser of (a) the amount of the initial Commitment of the Lender and (b) the aggregate unpaid principal amount of all Loans made by the Lender.

                 2.3 Procedure for Borrowing. The Borrower may borrow under the Commitment during the Commitment Period on any Business Day, provided that the Borrower shall give the Lender irrevocable notice (which notice must be received by the Lender prior to 1:00 P.M., New York City time, one Business Day prior to the requested Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date. Each borrowing under the Commitment shall be in an amount equal to $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if the then Available Commitment is less than $100,000, such lesser amount). The Lender will make the amount of each borrowing available to the Borrower by 11:00 A.M. New York City time by wire transfer of immediately available funds to an account maintained by the Borrower and specified in writing to the Lender.

                 2.4 Optional Prepayments. The Borrower may at any time and from time to time upon three (3) days advance notice to the Lender, prepay the Loans, in whole or in part, without premium or penalty. Such prepayment shall be applied first to interest and then to principal.

                 2.5  Interest Rates and Payment Dates.

                          (a)  Each Loan shall bear interest at a rate per
annum equal to the Prime Rate;provided, however, upon the occurrence of an Orion/MITI Termination Event, each Loan shall bear interest at a rate per annum equal to the Prime Rate plus 3%.

                          (b)     If all or a portion of (i) the principal
amount of any Loan or (ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of overdue interest, the Prime Rate plus 2%, in each case from the date of such non-payment until such amount is paid in full.

                          (c)     Interest shall be payable in arrears on each
Interest Payment Date, provided that interest accruing pursuant to paragraph
(b) of this subsection shall be payable from time to time on demand.

                 2.6 Computation of Interest. Interest shall be calculated on the basis of a 360-day year for the actual days elapsed. Any change in the interest rate on a Loan resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Lender shall as soon as practicable notify the Borrower of the effective date and the amount of each such change in interest rate.

                 2.7 Payments. All payments (including prepayments) to be made by the Borrower hereunder and under the Note, whether on account of principal, interest, or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Lender in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                 2.8 Payment Date. All principal and any unpaid interest outstanding hereunder shall be due and payable in full on the Termination Date.

           SECTION 3.  REPRESENTATIONS AND WARRANTIES

                 To induce the Lender to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Lender that:

                 3.1 Existence; Compliance with Law. The Borrower (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the partnership power and authority, and the legal right, to own and operate its property, to lease the prop-erty it operates as lessee and to conduct the business in which it is currently engaged, and (c) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                 3.2 Power; Authorization; Enforceable Obligations. The Borrower has the partnership power and authority, and the legal right, to make, deliver and perform the Loan Documents and to borrow hereunder and has taken all necessary partnership action to authorize the borrowings on the terms and conditions of this Agreement and the Note and to authorize the execution, delivery and performance of the Loan Documents. Except as set forth on
Schedule 3.2, no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents. This Agreement and each other Loan Document have been duly executed and delivered on behalf of the Borrower and the Affiliates, as the case may be. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of the Borrower and/or the Affiliates, as the case may be, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                 3.3 No Legal Bar. The execution, delivery and performance of the Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or any Affiliate and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation, except to the extent such violations could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

                 3.4 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or against any of its properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

                 3.5 No Default. The Borrower is not in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                 3.6 Taxes. The Borrower has filed or caused to be filed all tax returns or applied for extensions which, to the knowledge of the Borrower, are required to be filed and has paid all taxes that are due and payable, and has paid any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any taxes, assessments, fees or other charges the amount of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower).

                 3.7 No Untrue Statement. No statement contained in this Agreement, nor in any certificate or other document delivered to the Lender by the Borrower (or its representatives) in connection with this Agreement or the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

                 3.8 Partner's Capital. The Borrower has Partners' Capital in excess of $[CONFIDENTIAL -- REDACTED].

                 3.9 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

                 3.10 Investment Company Act. The Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                      SECTION 4.  CONDITIONS PRECEDENT

                 4.1 Conditions to Initial Loans. The agreement of the Lender to make the initial Loan requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan on the Closing Date, of the following conditions precedent:

                          (a)     Loan Documents.  The Lender shall have
received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, (ii) the Note, executed and delivered by a duly authorized officer of the Borrower, (iii) the Pledge Agreement, executed and delivered by a duly authorized officer of the Borrower and each of the Affiliates and (iv) the Guaranty, executed and delivered by John W. Kluge.

                          (b)     Partnership Proceedings of the Borrower.  The
Lender shall have received a copy of the resolutions, in form and substance satisfactory to the Lender, of the Borrower authorizing (i) the execution, delivery and performance of this Agreement, the Note and the other Loan Docu-ments, (ii) the borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Pledge Agreement, certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date, which certificate shall be in form and substance satisfactory to the Lender and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                          (c)     Borrower Incumbency Certificate.  The Lender
shall have received a Certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document satisfactory in form and substance to the Lender, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

                          (d)     Pledged Stock; Stock Power.  The Lender shall
have received the certificates representing the shares pledged pursuant to the Pledge Agreement, together with an undated stock power for each such certificate executed in blank.

                          (e)     Opinions.  The Lender shall have received the
opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Borrower, in the form of Exhibit D of this Agreement.

                 4.2 Conditions to Each Loan. The agreement of the Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions precedent:

                          (a)     Representations and Warranties.  Each of the
representations and warranties made by the Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                          (b)     No Default.  No Default or Event of Default
shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

                 Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Loan that the conditions contained in this subsection 4.2 have been satisfied.

                             SECTION 5.  COVENANTS

                 The Borrower hereby agrees that, so long as the Commitment remains in effect, the Note remains outstanding and unpaid or any other amount is owing to the Lender hereunder, the Borrower shall:

                 5.1 Use of Proceeds. The proceeds of the Loans shall be used by the Borrower to fund (i) advances or loans to be made or reimburse the Borrower for loans made by the Borrower to, or (ii) obligations paid by the Borrower on behalf of, any of Orion, MITI or Sterling or any subsidiary or affiliate of the foregoing.

                 5.2 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

                 5.3 Compliance of Laws. Comply with all applicable laws regulations, orders of Governmental Authorities and obtain and comply in all material respects with, and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable laws, regulations or orders, except in each such case to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

                 5.4 Maintenance of Existence. Preserve, renew and keep in full force and effect its existence and take all reasonable action to maintain all its rights, privileges and franchises as necessary and desirable in the normal conduct of its business; provided, that the Borrower may merge or consolidate with or transfer or assign all or substantially all of its property, business or assets to another Person as long as such Person assumes all of the Borrower's obligations under this Agreement.

                 5.5 Maintenance of Property; Insurance. Keep all property necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Lender, upon written request, full information as to the insurance carried.

                 5.6  Notices.  Promptly give notice to the Lender of:

                          (a)     the occurrence of any Default or Event of
Default; and

                          (b)     the occurrence of any event which causes any
representation or warranty of the Borrower to be untrue or a breach of any covenant of the Borrower set forth in this Agreement; and

                          (c)     the assertion of any claim by any Person of
any rights to or the imposition of any Lien on the Collateral; and

                          (d)     any material adverse change in the business,
operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or any development or event which could reasonably be expected to have a Material Adverse Effect.

                         SECTION 6.  EVENTS OF DEFAULT

                 If any of the following events shall occur and be continuing:

                          (a)     The Borrower shall fail to pay any principal
of the Note when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on the Note, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                          (b)     Any representation or warranty made or deemed
made by the Borrower herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                          (c)     The Borrower shall default in the observance
or performance of any other agreement contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days; or

                          (d)     (i) The Borrower shall commence any case,
proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days; or (iii) there shall be commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 90 days from the entry thereof; or (iv) the Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i),
(ii), or (iii) above; or (v) the Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                          (e)     One or more judgments or decrees shall be
entered against the Borrower involving in the aggregate liability (not paid or fully covered by insurance) of $10,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or.

                          (f)     Any warrant of attachment, levy or execution
involving an amount in excess of $10,000,000 shall be issued or levied against any of the Borrower and such warrant of attachment, levy or execution shall not be released, vacated, stayed or bonded within 60 days of its issue or levy; or

                          (g)     The Lien created by the Pledge Agreement
shall crease to be enforceable and of the same effect and priority purported to be created thereby; or

                          (h)     A material adverse change in the business,
operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole shall have occurred since the date of the first borrowing under this Agreement; then, and in any such event,
(A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (d) above with respect to the Borrower, automatically the Commitment shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Note shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken, in the Lender's discretion: the Lender may by notice to the Borrower declare the Commitment to be terminated forthwith, whereupon the Commitment shall immediately terminate; and the Lender may by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Note to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                           SECTION 7.  MISCELLANEOUS

                 7.1 Amendments and Waivers. Neither this Agreement, the Note or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in an instrument executed by the Lender and the Borrower in accordance with the provisions of this subsection. The Lender may, from time to time, waive, on such terms and conditions as the Lender may specify in such instrument, any of the requirements of this Agreement, the Note or the other Loan Documents or any Default or Event of Default and its consequences. Any such wavier and any such amendment, supplement or modification shall be binding upon the Borrower and the Lender. In the case of any waiver, the Borrower and the Lender shall be restored to their former position and rights hereunder and under the Note and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                 7.2 Costs and Expenses. The Borrower agrees to pay or reimburse the Lender for all of its reasonable, direct, actual out-of-pocket costs and expenses incurred in connection with (i) the negotiation, execution and delivery of this Agreement, the Note and the other Loan Documents, including, without limitation, the reasonable fees and disbursements of outside counsel to the Lender; provided that such expenses shall in no event exceed $5,000; and (ii) the enforcement of any rights under this Agreement, the Note or any other Loan Documents including, without limitation, the reasonable fees and disbursements of outside counsel to the Lender.

                 7.3 WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTE OR ANY OTHER LOAN DOCUMENT OR FOR ANY COUNTERCLAIM THEREIN.

                 7.4 Further Assurances. From and after the date hereof, upon the reasonable request of any party to this

Agreement, the other party shall execute, acknowledge and deliver, all such further agreements, instruments and assurances as may be necessary and appropriate to carry out the transactions contemplated by this Agreement and the other Loan Documents.

                 7.5 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Note:

         The Borrower:                     Metromedia Company
                                           Metropolitan Executive Tower, One
                                           Meadowlands Plaza
                                           East Rutherford, New Jersey 07073
                                           Attention:  General Counsel
                                           Telecopy:  (201) 531-2803

         with a copy to:                   Paul, Weiss, Rifkind, Wharton &
                                             Garrison
                                           1285 Avenue of the Americas
                                           New York, New York 10019-6064
                                           Attention:  James M. Dubin, Esq.
                                           Telecopy:  (212) 757-3990

         The Lender:                       The Actava Group, Inc.
                                           4900 Georgia-Pacific Center
                                           Atlanta, Georgia
                                           Attention:  General Counsel
                                           Telecopy:  (404) 525-3010

         with a copy to:                   Long, Aldridge & Norman
                                           One Peachtree Center, Suite 5300
                                           Atlanta, Georgia 30308

                                           Attention:  Clay C. Long, Esq.
                                           Telecopy:  (404) 527-4198

                 7.6 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                 7.7 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Note and the making of the Loans hereunder.

                 7.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that neither the Borrower nor the Lender may assign or transfer any of their rights or obligations under this Agreement, and the Lender may not pledge its rights hereunder, without the prior written consent of the other party, which consent, in the case of the Borrower giving consent, shall not be unreasonably withheld or delayed.

                 7.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                 7.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 7.11 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower and the Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                 7.12 GOVERNING LAW. THIS AGREEMENT AND THE NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                 7.13 Interest Rate Limitation. Notwithstanding anything herein or in the Note to the contrary, if at anytime the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the "Charges"), as provided for herein or any other Loan Document, or otherwise contracted for charged, received, taken or reserved by the Lender shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by the Lender in accordance with applicable law, the rate of interest payable under the Note, together with all Charges payable to the Lender shall be limited to the Maximum Rate.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                                   METROMEDIA COMPANY



                                                   By:/s/Stuart Subotnick
                                                      -------------------
                                                      Name:
                                                      Title:


                                                   THE ACTAVA GROUP INC.



                                                   By:/s/John D. Phillips
                                                      -------------------
                                                      Name: John D. Phillips
                                                      Title: President/CEO